UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Mackinac Financial Corporation
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130 South Cedar Street
Manistique, Michigan 49854
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 26, 2010
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mackinac Financial Corporation (the “Corporation”), a Michigan corporation, will be held on Wednesday, May 26, 2010, at 11:00 a.m. EDT, at The Community House, 380 S. Bates Street, Birmingham, Michigan 48009, for the following purposes:
1.	To elect two (2) Directors, each to hold office for a three-year term;

2.	To approve, in a non-binding, advisory vote, the Corporation’s compensation of executives, as disclosed in the accompanying proxy statement;

3.	To ratify the appointment of Plante & Moran, PLLC as independent auditors for the year ending December 31, 2010, and;

4.	To transact such other business as may properly come before the annual meeting or any adjournment thereof, all in accordance with the accompanying proxy statement.
The Board of Directors of the Corporation recommends a vote for proposal 1 and 2 above and for the ratification of proposal 3.
The Board of Directors has fixed April 20, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment of the meeting.
We call your attention to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. Please read it carefully.
If you have questions or comments, please direct them to Mackinac Financial Corporation, 130 South Cedar Street, Manistique, Michigan 49854, Attention: Paul D. Tobias. Please also contact Paul D. Tobias if you would like directions to the annual meeting.

By order of the Board of Directors
/s/ Paul D. Tobias
Paul D. Tobias
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER
MEETING TO BE HELD ON MAY 26, 2010: The Proxy Statement, Form 10-K for the year ended December 31, 2009 and the 2009 Annual Report to Shareholders are available at www.bankmbank.com.
Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.
Dated: April 27, 2010

PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT
BENEFICIAL OWNERSHIP OF COMMON STOCK
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
FUTURE SHAREHOLDER PROPOSALS
OTHER MATTERS

130 South Cedar Street
Manistique, Michigan 49854
April 27, 2010
PROXY STATEMENT
This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Mackinac Financial Corporation (the “Corporation”), a Michigan corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 26, 2010, at 11:00 a.m. EDT, at The Community House, 380 S. Bates Street, Birmingham, Michigan 48009, for the purposes set forth in the accompanying notice and in this proxy statement.
This proxy statement is being mailed on or about April 27, 2010, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on April 20, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment of the meeting. As of the record date, there were 3,419,736 shares of common stock outstanding. Each outstanding share will entitle the holder to one vote on each matter presented for vote at the meeting.
If a proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the proxy will be voted on each matter that properly arises at the meeting and any adjournment of the meeting. If a shareholder specifies a choice as to a particular matter, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all of the nominees named in the proxy statement, for approval of the compensation of our executives, ratification of the independent auditors, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. Due to a recent regulatory rule change, brokers no longer have discretion to cast votes in the election of directors with respect to any shares held in street name for which they have not received voting directions from the beneficial owners. Therefore, if you hold your shares in street name, you must vote your proxy if you wish your shares to be voted in the election of directors. A proxy may be revoked before exercise by notifying the Chief Executive Officer of the Corporation in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.
Quorum, Required Vote, and Related Matters
     Quorum. A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.
     “Street Name” Accounts. If you hold shares in “street name” with a broker, bank, or other custodian, you will receive voting instructions from the holder of record of your shares. In some cases, a broker may be able to vote your shares even if you provide no instructions. But on other matters (such as the election of directors) your broker may vote the shares held for you only if you provide voting instruction. Shares for which a broker does not have the authority to vote are recorded as a “broker non-vote” and are not counted in the vote by shareholders. If you hold your shares in “street name,” it is critical that you cast your vote if you want it to count in the election of our directors. In the past, if you held your shares in “street name” and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Accordingly, if you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent auditors.
     Proposal No. 1 — Election of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a “plurality” means that the individuals receiving the largest number of votes are elected as directors. You may vote in favor of the nominees specified on the accompanying form of proxy or may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.
     Proposal No. 2 — Approval of Non-Binding Resolution Executive Compensation. The approval of the non-binding resolution endorsing our executive compensation practices will be approved if more shares are voted for the proposal than are voted against the proposal. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of the resolution.
     Proposal No. 3 — Ratification of Independent Auditors. The appointment of Plante & Moran, PLLC as independent auditors will be ratified if more shares are voted for the ratification than are voted against the ratification. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the ratification.
Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation. A plurality of the votes cast at the meeting is required to elect the nominees as Directors of the Corporation. The two nominees who receive the largest number of affirmative votes cast at the meeting will be elected as Directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting and will have no effect on the outcome of the voting for the election of Directors. The proposal for election of directors is no longer considered a “discretionary” item, so you must provide voting instructions to your brokerage firm. The affirmative vote of a majority of the votes cast at the meeting by the holders of shares entitled to vote on the proposal is required to approve, in a non-binding advisory vote, the Corporation’s executive compensation disclosed in this proxy statement. The executive compensation proposal is not a “discretionary” item, so you must provide instructions to your brokerage firm. Abstentions and broker nonvotes will not be counted as votes cast and therefore will not affect the determination as to whether the Corporation’s executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

PROPOSAL 1: ELECTION OF DIRECTORS
The Bylaws of the Corporation provide for a Board of Directors consisting of a minimum of five (5) and a maximum of sixteen (16) members. The Board of Directors has fixed the number of Directors at nine (9). The Articles of Incorporation of the Corporation and the Bylaws also provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three-year terms of office; however, due to the previously announced resignation of Mr. Eliot Stark, the Board currently has classes comprised of two, three and four directors, respectively. See “Information about Directors and Nominees—Director Information” below. Two persons have been nominated for election to the Board, each to serve a three-year term expiring at the 2013 annual meeting of shareholders.
Unless otherwise directed by a shareholder’s proxy, the persons named as proxy holders in the accompanying proxy will vote for Messrs. Mahaney and Tobias, the nominees named below. Messrs. Mahaney and Tobias are currently Directors of the Corporation, and its subsidiary, mBank (the “Bank”), and are the members of the class of Directors of the Corporation whose terms expire at the 2010 annual meeting. In the event that any of the nominees become unavailable, which is not anticipated, the Board of Directors at its discretion, may reduce the number of Directors or designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.
The Board of Directors recommends a vote FOR the election of Messrs. Mahaney and Tobias, the two persons nominated by the Board.
PROPOSAL 2: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
In connection with the adoption of American Recovery and Reinvestment Act of 2009 (“ARRA”) (described in the Executive Compensation summary below), the Corporation is required to permit a separate shareholder vote to approve the compensation of its executives. Accordingly, the Company is providing its shareholders with the opportunity to endorse or not endorse the Corporation’s executive compensation programs by voting on the adoption of the following shareholder resolution:
RESOLVED, that the shareholders approve the compensation of executive officers as described in the Executive Compensation section of the Mackinac Financial Corporation proxy statement for the annual meeting of shareholders to be held on May 26, 2010.
As provided in ARRA, the vote by the shareholders is not binding on the Corporation’s Board and may not be construed as overruling a decision by the Board regarding executive compensation, nor does the vote by shareholders create or imply any additional fiduciary duty on the part of the Corporation’s Board. The advisory vote above also does not restrict or limit the ability of shareholders to make proposals for inclusion in the Corporation’s proxy materials in accordance with SEC rules. The Corporation’s Board will take the outcome of this advisory vote into consideration when considering future executive compensation arrangements.
The Corporation’s Board of Directors believes that the compensation procedures and policies are not excessive and are aligned with the long-term interests of the Corporation’s shareholders. Accordingly, the Corporation’s Board recommends a vote FOR the non-binding advisory vote on executive compensation.
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
At the annual meeting, shareholders will be asked to ratify the appointment of the firm of Plante & Moran, PLLC as independent auditor to audit our books, records, and accounts for the fiscal year ending December 31, 2010. Although action by the shareholders in this matter is not required and is not binding should the Board believe it is appropriate to retain another firm as independent auditor, the role played by the independent auditor in maintaining the integrity of our financial controls and reporting. The firm has served as our auditor since 2002.
Representatives of Plante & Moran will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.
The Board recommends a vote FOR the ratification of the appointment of Plante & Moran, PLLC. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Information about Directors and Nominees
Director Information
The following information has been furnished to the Corporation by the respective Directors. Each of them has been engaged in the occupations stated below during the periods indicated, or if no period is indicated, for more than five years.

			Director of
			Corporation
	Age	Principal Occupation	Since

Nominees Standing for Election

For Terms Expiring in 2013

Robert E. Mahaney	51	Sole Proprietor, Veridea Group, LLC (A commercial and residential real estate development company.) Mr. Mahaney’s qualifications to serve on the Board include his many successful business ventures and previous financial services experience, coupled with his academic background, professional designations, and community involvement.	2008

Paul D. Tobias	59	Chairman and Chief Executive Officer of the Corporation and Chairman of the Bank from December 2004 to present. Mr. Tobias’ qualifications as a director include his extensive experience as a banking and financial services executive, along with his intimate knowledge of the Company as President and Chief Executive Officer.	2004

Continuing Directors

Whose Terms Expire in 2012

Walter J. Aspatore (currently designated as “Lead Director”)	67	Investment Banking, Chairman Amherst Partners (Assists public and private companies in the purchase or sale of businesses. Also provides other advice and consulting services related to business valuations, operational/profitability improvement, and financing alternatives.) Mr. Aspatore’s qualifications to serve on the Board encompass a broad financial background which spans across several decades as CEO and board member in a wide variety of national and international publically held companies.	2004

Robert H. Orley	54	Real Estate Developer, Vice President and Secretary of REI Investment Group, Inc. (Real estate and corporate development and management.) Mr. Orley’s qualifications as director include a background in real estate management and corporate development, along with his academic background.	2004

Randolph C. Paschke	60	From August 2002 to present — Chair, Department of Accounting and Interim Chair of The Department of Finance in the School of Business Administration at Wayne State University. Mr. Paschke’s qualifications as a Director include his many years as a partner in an international accounting firm, along with his esteemed service as chair of the accounting department at Wayne State University.	2004

			Director of
			Corporation
	Age	Principal Occupation	Since

Whose Terms Expire in 2011

Dennis B. Bittner	61	Owner and President, Bittner Engineering, Inc. (A professional services company providing planning, development and consultation related services on civil, environmental and architectural engineering projects.) Mr. Bittner’s qualifications as a Director include the management/ownership of an engineering company, his many years of business related consultation to a broad array of public and private companies along with his prior career experience as an engineer with State and Federal Agencies.	2001

Joseph D. Garea	55	Investment Advisor, Managing Partner Hancock Securities (Provides investment portfolio management services to banks, thrift institutions and other institutional clients.) Mr. Garea’s qualifications as a Director include his historical employment within the financial services industry, his current service as a member of the BOD of three banks, with a variety of committee responsibilities including the chairmanship of Audit and Compensation, along with his other current advisory services to numerous public and private financial service organizations.	2007

Kelly W. George	42	President and Chief Executive Officer of the Bank and President of the Corporation. Mr. George’s qualifications to serve as a Director include his employment within the financial services industry for over fifteen years with initial employment as a regulator for the Federal Reserve system, along with extensive lending experience, prior to joining this Corporation.	2006

L. Brooks Patterson	70	County Executive, Oakland County, Michigan. Mr. Patterson’s qualifications as a Director include his many years of service as the County Executive of Oakland County and his academic background, along with a distinguished career as a prosecuting attorney.	2006
The Corporation believes that its Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Corporation’s operations and interests. In addition to considering a candidates’ background and accomplishments, candidates are reviewed in the context of the current majority of Directors qualify as “independent” under the rules of the Nasdaq Stock Market, LLC (“Nasdaq”).
The Corporation’s Board has considered the independence of the nominees for election at the annual meeting, and the continuing Directors under the rules of The Nasdaq Stock Market LLC. The Board has determined that all of the nominees and continuing Directors are independent under Nasdaq rules except Mr. Tobias, Chairman and Chief Executive Officer of the Corporation and Chairman of the Bank, and Mr. George, President of the Corporation and President and Chief Executive Officer of the Bank. Messrs. Tobias and George are not independent because of their services as Executive Officers of the Corporation and the Bank.
As previously announced, Mr. Eliot Stark resigned from the Corporation’s Board of Directors in June 2008. At that time, the Board determined not to fill the vacancy and instead reduced the size of the Board from ten to nine directors. As a result of the reduction, the Board currently has three staggered classes of directors comprised of two, three and four directors, respectively.

Executive Officers
The Executive Officers of the Corporation serve at the pleasure of the Board of Directors. Set forth below are the current Executive Officers of the Corporation and a brief explanation of their principal employment during at least the last five years. Additional information concerning employment agreements of Executive Officers of the Corporation is included elsewhere in this proxy statement under the heading “Executive Compensation.”
Paul D. Tobias — Age 59 — Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of the Bank. Mr. Tobias was appointed to his present positions with the Corporation and the Bank on December 16, 2004. Mr. Tobias also served as Chief Executive Officer of the Bank from July 2005 until November 2006. From January 2000 to December 2004, Mr. Tobias served as Chairman and Chief Executive Officer of Mackinac Holdings, Inc. and Managing Member of Mackinac Partners, LLC (a financial and operational advisory company serving global and middle market companies), neither of which are affiliated with the Corporation or the Bank. Mr. Tobias is not currently a shareholder of Mackinac Holdings, Inc. nor is he a member of Mackinac Partners, LLC, and is not active in either entity nor does he receive compensation from either entity.
Kelly W. George — Age 42 — President of the Corporation and President and Chief Executive Officer of the Bank. Mr. George was appointed as President of the Corporation and as Chief Executive Officer of the Bank in November 2006. Prior to that, Mr. George served as President of the Bank from August 2005 and, prior to that, as Executive Vice President and Chief Lending Officer of the Bank from August 2003.
Ernie R. Krueger — Age 60 — Executive Vice President and Chief Financial Officer of the Corporation and the Bank. Mr. Krueger was appointed to his current positions in October 2006. Prior to that, he served as Senior Vice President and Controller of the Corporation and the Bank from October 2003 to October 2006.
Board of Directors Meetings and Committees
Audit Committee
The Audit Committee is a separately-designated standing Committee of the Board of Directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has responsibility for, among other things:
•	Appointing or replacing the Corporation’s independent auditors;

•	Overseeing the work of the independent auditors (including resolution of any disagreements between management and the auditors regarding financial reporting);

•	Reviewing the independent auditors’ performance, qualifications and independence;

•	Approving all auditing and permitted non-auditing services to be performed by the independent auditors with limited exceptions;

•	Reviewing the Corporation’s financial statements, internal audit function and system of internal controls;

•	Overseeing compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Code of Business Conduct and Ethics; and

•	Producing the report required by federal securities regulations for inclusion in the Corporation’s Proxy Statement.
The Board of Directors has adopted a charter for the Audit Committee, a copy of which is available on the Corporation’s website at www.bankmbank.com.
The current members of the Audit Committee are Messrs. Paschke (chairman), Bittner and Patterson, all of whom are considered independent, as independence for audit committee members is defined in applicable SEC and Nasdaq rules. The Board has determined that Mr. Paschke is an “audit committee financial expert” as that term is defined by the SEC. The Audit Committee held eight meetings in 2009.

Nominating Committee
The Nominating Committee is responsible for, among other things:
•	Identifying new candidates who are qualified to serve as Directors of the Corporation;

•	Recommending to the Board of Directors the candidates for election to the Board and for appointment to the Board’s Committees; and

•	Considering any nominations for Director submitted by shareholders.
The current members of the Nominating Committee are Messrs. Aspatore (chairman), Garea and Patterson. All members are considered independent under the applicable Nasdaq rules. The Nominating Committee had no meetings in 2009.
The Board of Directors has adopted a charter for the Nominating Committee, a copy of which is available on the Corporation’s website at www.bankmbank.com. In the past, the committee has identified potential nominees through recommendations made by executive officers and non-management directors and has evaluated them based on their resumes and through references and personal interviews. The Corporation has not paid any third party fee to assist in the process of identifying or evaluating director nominees. No shareholder, other than an officer or director, has ever submitted a suggestion for a nominee, but if the committee were to receive such a suggestion, it expects it would evaluate that nominee in substantially the same manner.
The Corporation does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, but the Nominating Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Corporation’s businesses.
The Nominating Committee will consider candidates nominated by shareholders in accordance with the procedures set forth in the Corporation’s Bylaws and Articles of Incorporation and in the Nominating Committee’s charter. Under the Corporation’s Bylaws and Articles of Incorporation, nominations other than those made by the Board of Directors or the Nominating Committee must be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s request to nominate a person for election to the Board at the annual meeting of shareholders, together with the written consent of such person to serve as a Director, must be received by the Secretary of the Corporation not less than 60 nor more than 90 days prior to the first anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.
With respect to each person proposed to be nominated as a director, the Nominating Committee must be provided with the following information: (i) the name, address (business and residence), date of birth, principal occupation or employment of such person (present and for the past five (5) years); (ii) the number of shares of the Corporation such person beneficially owns (as such term is defined by Section 13(d) of the Exchange Act); and (iii) any other information relating to such person that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of Directors pursuant to Section 14(a) of the Exchange Act. The Nominating Committee may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such person to serve as a Director of the Corporation. No person is eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws and Articles of Incorporation.
In addition, as described in “Executive Compensation—Participation in the TARP Capital Purchase Program” below, the Corporation issued and sold 11,000 shares of Series A Preferred Shares to the Treasury. Under the terms of the CPP agreements, if dividends are not paid on the Series A Preferred Shares in full for six dividend periods, whether or not consecutive, the holders of the Series A Preferred Shares will have the right to elect two directors to the Corporation’s Board of Directors. Any such nominations would not be subject to the above restrictions regarding nominations made by the Board, the Nominating Committee or the shareholders.
Compensation Committee
The current Compensation Committee of the Board of Directors is comprised of Messrs. Garea (chairman), Aspatore, Bittner, Paschke and Patterson, each of whom is considered independent under the Nasdaq rules defining independence. The Compensation Committee held four meetings in 2009. The Compensation Committee’s primary functions are to: review and recommend to the Board all persons to be elected as Chairman, Chief Executive Officer, President, Chief Financial Officer and other executive positions; review all material performance criteria used in evaluating Executive Officers of the Corporation, including their compensation; and review and approve the annual base salary level, annual incentive opportunity level, the long-term incentive opportunity level, employment and other agreements, and other benefits of the Executive Officers. The primary responsibilities of the Compensation Committee are to ensure that the compensation available to the Board of Directors and officers of the Corporation:
•	Enables the Corporation to attract and retain high quality leadership;

•	Provides competitive compensation opportunities;

•	Supports the Corporation’s overall business strategy; and

•	Maximizes shareholder value.
In 2009, the Compensation Committee reviewed earnings information relative to the historical compensation of executive management and comparative information prepared both internally and from external advisors. The committee also engaged a compensation consultation firm to prepare benchmarking information for all “Key” executive management positions. The totality of the information reviewed by the Compensation Committee was considered when establishing current executive salary levels, and similar analysis will be considered when reviewing and establishing future salaries and long term incentives.
The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level or risk associated with the Corporation’s business model. For this purpose, the committee considered the Corporation’s growth and return performance, volatility and leverage, and the time horizon of the Corporation’s investments; and compared them to the performance metrics, leverage, and time horizon of the Company’s compensation policies and practices. We also evaluated management’s compensation in light of other specific risk parameters such as credit, liquidity and interest rate risk. Based on this assessment, the Corporation concluded that it has a balanced pay and performance program that does not promote excessive risk taking.
The Compensation Committee charter is available on the Corporation’s website at www.bankmbank.com. The Committee reviews management recommendations for contracts and compensation levels of all senior executive officers. The Committee considers these recommendations in reference to relative compensation levels of like-size financial institutions.
Attendance of Directors; Family Relationships
The Board of Directors held a total of eight meetings during 2009. No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served in 2009. There are no family relationships between or among any of the Directors, nominees, or Executive Officers of the Corporation.
Communication with Directors; Attendance at Annual Meetings; Code of Ethics
The Corporation’s Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any one or more of the individual Directors by mail, c/o Corporate Secretary, Mackinac Financial Corporation, 130 South Cedar Street, Manistique, Michigan 49854. All communications will be compiled by the Corporation’s Corporate Secretary and submitted to the Board or the individual Directors on a regular basis unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Corporation’s business, or communications that relate to improper or irrelevant topics.
It is the Corporation’s policy that all of the Directors and nominees for election as Directors at the annual meeting attend the annual meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2009 annual meeting of shareholders and all other Directors attended the 2009 annual meeting of shareholders. The Corporation expects all nominees and Directors to attend the 2010 annual meeting.
The Corporation has a business conduct and code of ethics policy for all employees, officers and directors of the Corporation and its subsidiaries. Among other things, the business conduct and code of ethics policy includes provisions regarding ethical conduct, compliance with law, conflicts of interest, insider trading and certain investment and other opportunities, competition and fair dealing, discrimination and harassment, record keeping of personal transactions, accounting matters, confidentiality, and reporting of violations. The Corporation has posted copies of its business conduct and code of ethics policy on its corporate website, at www.bankmbank.com, under the link “Corporate Governance.” If further matters are documented, or if those documents (including the business conduct and code of ethics policy) are changed, waivers from the business conduct and code of ethics policy are granted, or new procedures are adopted, those new documents, changes and/or waivers will be disclosed on the corporate website at the internet address above, in a press release or on a Current Report on Form 8-K.
Board Leadership Structure
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having an independent director serve as “Lead” Director is in the best interest of the Company’s shareholders at this time. This structure ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day.
Board’s Role in Risk Oversight
Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (4) integrate risk management into Company decision-making.

Remuneration of Directors
The table below summarizes the compensation paid by the Corporation to non-employee directors for the fiscal year ended December 31, 2009.
2009 Director Compensation Table

Total Fees Earned
or
Paid in Cash
Name	($)
Walter J. Aspatore	28,000
Dennis B. Bittner	25,000
Joseph D. Garea	28,000
Robert E. Mahaney	25,000
Robert H. Orley	25,000
Randolph C. Paschke	28,000
L. Brooks Patterson	25,000
In 2009, the non-employee members of the Board of Directors received remuneration in the form of $25,000 and in addition, directors who chaired board committees were paid an additional $3,000. No option awards were granted in 2009. The employee directors (which included Messrs. Tobias and George in 2009) did not receive compensation for their service on the Board of Directors. For 2010, non-employee directors will be paid an annual fee of $25,000. In addition to the annual fee, those directors who chair board committees will be paid an additional $3,000.

EXECUTIVE COMPENSATION
Participation in the TARP Capital Purchase Program
As previously announced, on April 24, 2009, the Corporation entered into and closed a Letter Agreement, including the Securities Purchase Agreement—Standard Terms (collectively, the “Securities Purchase Agreement”), related to the CPP. Pursuant to the Securities Purchase Agreement, the Corporation issued and sold to the Treasury (i) 11,000 shares of the Corporation’s Series A Preferred Shares, and (ii) the Warrant to purchase 379,310 shares of the Corporation’s Common Shares, at an exercise price of $4.35 per share (subject to certain anti-dilution and other adjustments), for an aggregate purchase price of $11,000,000 in cash. The Warrant has a ten-year term.
As a result of the CPP transaction, the Corporation is required to take certain actions, for so long as the Treasury holds any securities acquired from the Corporation pursuant to the CPP (excluding any period in which the Treasury holds only the Warrant to purchase Common Shares of the Corporation) (the “CPP Period”), to ensure that its executive compensation and benefit plans with respect to Senior Executive Officers (as defined in the relevant agreements) comply with Section 111(b) of Emergency Economic Stabilization Act of 2008 (“EESA”), as implemented by any guidance or regulations issued under Section 111(b) of EESA, and not adopt any benefit plans with respect to, or which cover, the Corporation’s Senior Executive Officers that do not comply with EESA, as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”), which was passed by Congress and signed by the President on February 17, 2009. The applicable executive compensation standards generally remain in effect during the CPP Period and apply to the Corporation’s Senior Executive Officers (which for purposes of the ARRA and the CPP agreements, includes the Corporation’s Chief Executive Officer, its Chief Financial Officer, and the next three most highly-compensated executive officers, even though the Corporation’s senior executive officers consist of a smaller group of executives for purposes of the other compensation disclosures in this proxy statement).
The applicable executive compensation standards include: (i) limits on compensation to exclude incentives to take unnecessary and excessive risks during the CPP Period; (ii) prohibitions on payment or accrual of bonuses, retention awards and other incentive compensation to our most highly-compensated employee, other than payments pursuant to written employment agreements entered into on or before February 11, 2009, or grants of restricted stock that do not fully vest during the CPP Period and do not have a value which exceeds one-third of that employee’s total annual compensation; (iii) prohibitions on any payments to our ten most highly-compensated employees for departure from the Corporation for any reason (a “golden parachute”), except for payments for services performed or benefits accrued; (iv) recovery (“clawback”) of bonuses, retention awards and incentive compensation to Senior Executive Officers and the next 20 most highly-compensated employees if the payment was based on materially inaccurate statements of earnings, revenues, gains or other criteria; (v) prohibition on compensation plans that encourage manipulation of reported earnings; (vi) retroactive review of bonuses, retention awards and other compensation previously paid to Senior Executive Officers and the next 20 most highly-compensated employees if found by the Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest; (vii) requiring the establishment of a company-wide policy regarding “excessive or luxury expenditures”; and (viii) requiring the inclusion in proxy statements for annual shareholder meetings of a non-binding “Say-on-Pay” shareholder vote on the compensation of executives. The Treasury also has authority under the ARRA to impose additional appropriate standards for executive compensation and corporate governance.
The ARRA executive compensation standards require that the Treasury and the SEC issue a number of regulations describing how the standards are to be implemented. As of the date of this proxy statement, neither the Treasury nor the SEC has issued those implementing regulations.
The Corporation intends to carefully review any Treasury and SEC regulations once they are issued. To the extent that the Treasury and/or the SEC issues regulations describing how the Corporation is to comply with these standards, the Corporation will work with its Senior Executive Officers and other affected employees to take such steps as it deems necessary to comply with the standards and adopt policies and procedures consistent with the foregoing. As previously announced, the Corporation has entered into amendments to its compensation arrangements with certain key employees to, among other things: (a) eliminate any parachute payments during the CPP Period and (b) waive any right of the Corporation to terminate those employees, except terminations for death, disability or “cause.”
The Corporation has the right to redeem the Series A Preferred Shares at any time after consulting with its primary regulator, in which case the executive compensation standards would no longer apply to the Corporation.

2009 Summary Compensation Table
The following table summarizes compensation for the past two fiscal years awarded to, earned by or paid to, our principal executive officer and our two other most highly compensated Executive Officers who were serving at the end of 2009.

				All Other
		Salary	Bonus	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (1)	($)

Paul D. Tobias	2009	240,000	0	28,570	268,570
Chairman and Chief Executive Officer of the Corporation	2008	240,000	0	36,738	276,738
Chairman of the Bank

Kelly W. George	2009	209,000	0	25,353	234,353
President of the Corporation	2008	209,000	25,000	24,968	258,968
President and Chief Executive Officer of the Bank

Ernie R. Krueger	2009	165,000	15,000	12,877	192,877
Executive Vice President and	2008	165,000	20,000	17,865	202,865
Chief Financial Officer of the Corporation and the Bank

(1)	Amounts in this column include the value of the following perquisites paid to each individual in 2009 and 2008. Perquisites are valued at actual amounts paid to each provider of such perquisites. Perquisites included in the “All Other Compensation” column for 2009 include: 401(k) employer match contributions for Mr. George — $6,639 and Mr. Krueger — $5,208; health and disability insurance premiums for Mr. Tobias — $26,962, Mr. George — $18,340, Mr. Krueger — $10,409; life insurance premiums for Mr. Tobias — $1,608, Mr. George — $374, Mr. Krueger — $2,468; Perquisites included in the “All Other Compensation” column for 2008 include: 401(k) employer match contributions for Mr. Tobias — $6,900, Mr. George — $6,270 and Mr. Krueger — $5,550; health and disability insurance premiums for Mr. Tobias — $28,280, Mr. George — $18,336 and Mr. Krueger — $10,783; life insurance premiums for Mr. Tobias — $1,558, Mr. George — $362 and Mr. Krueger — $1,532.

2009 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information for each of the Executive Officers named in the Summary Compensation Table with respect to each option to purchase common shares that had not been exercised and remained outstanding at December 31, 2009.

	Option Awards
	Number of Securities	Number of Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option	Option
	(#)	(#)	Price	Grant	Expiration
Name	Exercisable	Unexercisable	($)	Date	Date

Paul D. Tobias (1)	70,502	79,503	9.75	12/15/04	12/15/14

Kelly W. George (2)	4,000	16,000	12.00	06/10/05	06/10/15
	3,000	12,000	10.65	12/15/06	12/15/16

Ernie R. Krueger (2)	2,000	8,000	12.00	06/10/05	06/10/15
	2,000	8,000	10.65	12/15/06	12/15/16

(1)	Options granted to Messr. Tobias could vest within two years from the December 15, 2004 grant date. The first 47% vested immediately after the market value of the Corporation’s common stock attained a price equal to or greater than 115% of the stock option exercise price, which it did on December 16, 2004. The remaining shares (53%) vest within two years from the December 15, 2004 grant date if the market value of the Corporation’s common stock is equal to or greater than 145% of the stock option exercise price. This market value condition has not yet been met; therefore, only 47% of the options are currently vested.

(2)	Options granted to Messrs. George and Krueger could vest within four years from the original grant date. The options vest as follows: 20% vested immediately on the grant date, and the remaining 80% vest over four years, provided that the market value of the common stock attains increased market value during the vesting period from 115% of stock option exercise price in the first year to 145% of stock option exercise price in the fourth year of vesting.
Employment and Consulting Agreements
The Corporation has employment agreements with Executive Officers as described below.
Paul D. Tobias — Mr. Tobias’s employment agreement, dated May 7, 2007, provides for him to be employed and appointed as Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of the Bank. The agreement provides for an initial annual base salary of $240,000, which is subject to annual review by the Board. Under the agreement, Mr. Tobias is eligible to participate in an incentive plan or plans for annual cash bonuses to be awarded to eligible employees. The agreement has an initial term which expires June 30, 2010.
In addition to the compensation noted above, the agreement entitles Mr. Tobias to participate in employee benefit plans as from time to time are maintained, sponsored or made available to the executive employees of the Corporation and the Bank, on the same terms and subject to the same conditions and limitations generally applicable to other executive officers.
In addition to other benefits provided under the agreement, the Corporation purchased a supplemental disability insurance policy to provide for supplemental payments to those received under the Corporation’s current benefit plan that will bring total payments in the event of disability to not less than 80% of current base salary.

If the agreement is terminated, Mr. Tobias is entitled to receive certain payments and benefits depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

REASON FOR TERMINATION	TERMINATION PAYMENTS

By death, by the Corporation for cause (as defined in the agreement), or voluntarily by employee	No termination payments required; however, employee receives his salary and benefits and reimbursements to which he is entitled through the date of termination

By the Corporation without cause	If the termination is in the first 12 months of the agreement, employee receives a lump payment equal to 300% of employee’s then current annual salary, plus the highest bonus from January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

If termination is in the second 12 months of the agreement, employee receives a lump payment equal to 200% of employee’s then current annual salary, plus the highest bonus from January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

If termination is in the third 12 months of the agreement or thereafter), employee receives a lump payment equal to 100% of employee’s then current annual salary, plus the highest bonus from January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

Disability	Benefits related to supplemental disability plan which would amount to not less than 80% of annual salary and benefits

Following a Change in Control or by employee for Cause (as defined in the agreement)	Lump sum equal to 299% of aggregate of base salary and other benefits and reimbursements for one year following change of control

By mutual agreement	Per the mutual agreement
The agreement provides for a specified adjustment to the termination payments should the payments be determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.
The agreement includes confidentiality obligations of Mr. Tobias and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on his competitive activities will continue after termination in certain instances for a period of one to three years, depending on the reason for the termination.
Kelly W. George — Mr. George’s employment agreement, dated December 21, 2006, provides for him to be employed as President of the Corporation and President and Chief Executive Officer of the Bank. The agreement provides for an initial annual base salary of $209,000, which was subject to annual review by the Board. Under the agreement, Mr. George is eligible participate in an incentive plan or plans for annual cash bonuses to be awarded to eligible employees. The agreement was amended on January 28, 2010 to increase the annual salary to $250,000 and extend the employment term to January 31, 2012.
In addition to the compensation noted above, the agreement entitles Mr. George to participate in employee benefit plans as from time to time are maintained, sponsored or made available to the executive employees of the Corporation and the Bank, on the same conditions and limitations generally applicable to other executive officers.

In addition to other benefits provided under the agreement, the Corporation purchased a supplemental disability insurance policy to provide for supplemental payments to those received under the Corporation’s current benefit plan that will bring total payments in the event of disability to not less than 80% of current base salary.
If the agreement is terminated, Mr. George is entitled to receive certain payments and benefits depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

REASON FOR TERMINATION	TERMINATION PAYMENTS

By death, by the Corporation for cause (as defined in the agreement), or voluntarily by employee	No termination payments required; however, employee receives his salary and benefits and reimbursements to which he is entitled through the date of termination

By the Corporation without cause (as defined in the agreement)	A lump payment equal to employee’s then current annual base salary, plus the highest bonus from January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

Disability	Benefits related to supplemental disability plan which would amount to not less than 80% of annual salary and benefits

Following a Change in Control	Lump sum equal to 299% of aggregate of base salary and other benefits and reimbursements for one year following change of control

By mutual agreement	Per the mutual agreement
The agreement provides for a specified adjustment to the termination payments should the payments be determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.
The agreement includes confidentiality obligations of Mr. George and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on his competitive activities will continue after termination in certain instances for a period of one to three years, depending on the reason for the termination.
Ernie R. Krueger — Mr. Krueger’s agreement, dated January 31, 2007, provides for him to be employed as Executive Vice President and Chief Financial Officer of the Corporation and the Bank. The agreement provides for an initial annual base salary of $165,000, which is subject to annual review by the Board. Under the agreement, Mr. Krueger is eligible to participate in an incentive plan or plans for annual cash bonuses to be awarded to eligible employees. The agreement was amended on January 28, 2010 to increase the annual salary to $185,000 and extend the employment term to January 31, 2012.
In addition to the compensation noted above, the agreement entitles Mr. Krueger to participate in employee benefit plans as from time to time are maintained, sponsored or made available to the executive employees of the Corporation and the Bank, on the same conditions and limitations generally applicable to other executive officers.
In addition to other benefits provided under the agreement, the Corporation purchased a supplemental disability insurance policy to provide for supplemental payments to those received under the Corporation’s current benefit plan that will bring total payments in the event of disability to not less than 80% of current base salary.
If the agreement is terminated, Mr. Krueger is entitled to receive certain payments and benefits depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

REASON FOR TERMINATION	TERMINATION PAYMENTS

By death, by the Corporation for cause (as defined in the agreement), or voluntarily by employee	No termination payments required; however, employee receives his salary and benefits and reimbursements to which he is entitled through the date of termination

By the Corporation without cause (as defined in the agreement)	A lump payment equal to employee’s then current annual base salary, plus the highest bonus from January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

Disability	Benefits related to supplemental disability plan which would amount to not less than 80% of annual salary and benefits

Following a Change in Control	Lump sum equal to 299% of aggregate of base salary and other benefits and reimbursements for one year following change of control

By mutual agreement	Per the mutual agreement
The agreement provides for a specified adjustment to the termination payments should the payments be determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.
The agreement includes confidentiality obligations of Mr. Krueger and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on his competitive activities will continue after termination in certain instances for a period of one to three years, depending on the reason for the termination.
As discussed in “Executive Compensation—Participation in the TARP Capital Purchase Program” above and “Proposal 2: Non-Binding Advisory Vote on Executive Compensation” below, as a participant in the CPP, the Corporation is subject to a number of additional executive compensation standards as provided by the EESA and the ARRA, and the standards may be changed or expanded by future regulations. As previously announced: (1) the Corporation has entered into amendments to its compensation arrangements with certain key employees (including Messrs. Tobias, George and Krueger) to, among other things: (a) eliminate any parachute payments during the CPP Period and (b) waive any right of the Corporation to terminate those employees, except terminations for death, disability or “cause” and (2) certain employees of the Corporation (including Messrs. Tobias, George and Krueger) have executed a waiver pursuant to the terms of the Securities Purchase Agreement.
AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the Corporation’s audited financial statements with management.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence and information required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee has also considered whether the provision of any non-audit services by the auditors is compatible with maintaining the auditors’ independence. The Audit Committee is satisfied as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Corporation’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed the audit plans, audit scopes and identification of audit risks with the independent auditor.
The Audit Committee discussed and reviewed with the independent auditors all communications required by the Public Company Accounting Oversight Board, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for 2009 for filing with the SEC.
Audit Committee
Randolph C. Paschke          Dennis B. Bittner          L. Brooks Patterson
Principal Accountant Fees and Services
The following table summarizes fees for professional services rendered by Plante & Moran, PLLC, the Corporation’s independent auditors for the years ended December 31, 2009 and 2008:

	2009	2008
Audit fees (1)	$89,500	$89,500
Audit-related fees (2)	22,500	12,750
Tax fees (3)	13,000	13,000
All other fees (4)	11,450	24,670

Total fees	$136,450	$139,920

(1)	Audit fees consist of fees billed for professional services performed by Plante & Moran, PLLC, for the audit of the Corporation’s annual financial statements and internal control over financial reporting included in the Form 10-K, the review of financial statements included in the Corporation’s Form 10-Q filings and services that are normally provided in connection with regulatory filings or engagements.

(2)	Represents fees for review and audit of the Corporation’s 401(k) plan.

(3)	Represents fees billed for tax services, including tax reviews and planning.

(4)	All other fees represent fees paid for website development.
The Audit Committee is required to review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). During 2009, all services provided by Plante & Moran, PLLC were pre-approved by the Audit Committee. To the extent required by Nasdaq rules or any other applicable legal or regulatory requirements, approval of non-audit services must be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.
INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT
Certain of the Directors and officers of the Corporation have had and are expected to have in the future, transactions with the Bank, or have been Directors or officers of corporations, or members of partnerships or limited liability companies, which have had and are expected to have in the future, transactions with the Bank. In the opinion of management, all such previous transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and (iii) did not involve more than normal risk of collectability or present other unfavorable features. The Corporation’s Board of Directors has responsibility for reviewing and approving transactions with related persons. The Corporation, as a general policy, approves transactions to related parties at essentially the same terms and conditions that apply to similar transactions it engages in or approves with non-related parties.

BENEFICIAL OWNERSHIP OF COMMON STOCK
As of April 20, 2010, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Corporation, except as follows:

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class

Financial Stocks Capital	340,000 Common Shares	9.94%
Partners III LP 441 Vine Street, Suite 507 Cincinnati, OH 45202

Gerlach & Co.	300,000 Common Shares	8.77%
FBO Banc Fund V LP 208 LaSalle Street, Suite 1680 Chicago, IL 60604

George Hofmeister	300,000 Common Shares	8.77%
2008 Cypress Street, Suite 100 Paris, KY 40361

PRB Advisors, LLC	298,987 Common Shares	8.74%
600 Third Avenue, 17th floor New York, NY 10016

Raymond Garea	231,157 Common Shares	6.76%
31 Claremont Avenue Maplewood, NJ 07040

Wellington Management Company LLP	212,380 Common Shares	6.19%
75 State Street Boston, MA 02109

The information in the following table sets forth the beneficial ownership of the Corporation’s common stock by each of the Corporation’s Directors, each of the Executive Officers listed in the Summary Compensation Table and by all current Directors and Executive Officers of the Corporation as a group, as of April 20, 2010. Except as noted, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership (1)	Percent of Class
Walter J. Aspatore	9,800	*
Dennis B. Bittner	5,341	*
Joseph D. Garea	48,520	1.4%
Kelly W. George	16,089	*
Ernie R. Krueger	16,254	*
Robert E. Mahaney	5,937	*
Robert H. Orley	27,641	*
Randolph C. Paschke	14,046	*
L. Brooks Patterson	2,000	*
Paul D. Tobias (2)	152,586	4.4%

All current Directors and Executive Officers as a group (10 persons)	298,214	8.5%

*	Less than 1.0%. Percentages are based on shares outstanding on the record date.

(1)	Includes the following shares subject to options exercisable within 60 days of April 20, 2010: Mr. Aspatore — 2,000, Mr. Bittner — 2,325, Mr. George — 7,000, Mr. Krueger — 4,000, Mr. Orley — 2,000, Mr. Paschke — 2,000, Mr. Patterson — 2,000, Mr. Tobias — 70,502, all current Directors and Executive Officers as a group — 91,827.

(2)	Includes 10,256 shares owned by Tobias Capital LLC, which is 35% owned by Mr. Tobias and his wife.
The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this proxy statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors, and persons who own more than 10% of the Corporation’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of filings furnished to and written representation regarding Form 5 filing obligations, the Corporation is not aware of any failure by any such person to file required reports on a timely basis.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
Independent Auditors
The financial statements of the Corporation for the year ended December 31, 2009 have been examined by Plante & Moran, PLLC, an independent registered public accounting firm. A representative of Plante & Moran, PLLC is expected to be at the meeting and will have an opportunity to make a statement and will be available to answer appropriate questions. Plante & Moran, PLLC has been appointed by the Audit Committee of the Board of Directors to serve as the independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 2010.
Changes of Accountants
There was no change of the Corporation’s independent public accountants during 2008 or 2009.

FUTURE SHAREHOLDER PROPOSALS
A proposal submitted by a shareholder for the 2011 annual meeting of shareholders must be sent to the Secretary of the Corporation, 130 South Cedar Street, Manistique, Michigan 49854 and must be received by the Corporation no later than December 29, 2010 to be eligible for inclusion in the Corporation’s proxy materials for the 2011 annual meeting of shareholders under Rule 14a-8 under the Exchange Act. In order to be considered at any meeting, a shareholder proposal submitted outside of Rule 14a-8 under the Exchange Act, other than a nomination of directors, must (i) comply with the requirements in the Corporation’s Bylaws and Articles of Incorporation as to form and content, and (ii) be received by the Corporation (a) at least 30 days prior to the originally scheduled date of the meeting, or (b) not later than the close of business on the tenth day following the date on which notice of the scheduled meeting was first mailed to the shareholders, if less than 40 days notice of the meeting is given by the Corporation. Shareholder nominations of directors must comply with the requirements of the Articles of Incorporation and Bylaws summarized above under “Board of Directors Meetings and Committees—Nominating Committee.”
OTHER MATTERS
A shareholder who intends to present a proposal to the 2011 annual meeting of shareholders, other than a nomination of directors and other than pursuant to Rule 14a-8 under the Exchange Act, must provide the Corporation with notice of such intention by at least March 15, 2011, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2011 annual meeting with respect to any such proposal without discussion of the matter in the Corporation’s proxy statement.
The Board of Directors is not aware of any matter to be presented for action at the 2010 annual meeting, other than the matters set forth herein. If any other business should properly come before the meeting, the proxy will be voted regarding the matter in accordance with the best judgment of the persons authorized in the proxy, and discretionary authority to do so is included in the proxy.
The cost of soliciting proxies will be borne by the Corporation. If requested, the Corporation will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone, facsimile or in person, without compensation other than their regular compensation.
The Annual Report of the Corporation for 2009 is included with this proxy statement. Copies of the report will also be available for all shareholders attending the annual meeting and can be obtained on our website at www.bankmbank.com.
THE ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION AND THE CORPORATION’S 2009 ANNUAL REPORT IS ALSO AVAILABLE AT WWW.BANKMBANK.COM AND WILL BE PROVIDED FREE TO SHAREHOLDERS UPON WRITTEN REQUEST. TO REQUEST A COPY, WRITE TO SHAREHOLDER RELATIONS DEPARTMENT, MACKINAC FINANCIAL CORPORATION, 130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN 49854.
Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MACKINAC FINANCIAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
The undersigned hereby appoints Paul D. Tobias and Kelly W. George, or either of them, with power of substitution in each, proxies to vote, as designated hereon, all of the undersigned’s shares of Common Stock of MACKINAC FINANCIAL CORPORATION, at the Annual Meeting of Shareholders to be held at The Community House, 380 S. Bates Street, Birmingham, MI 48009, on May 26, 2010, at 11:00 a.m., EDT and any and all adjournments thereof:

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

		With-	For All
	For	hold	Except
1. Election of Directors (except as marked to the
contrary below):

Robert E. Mahaney
Paul D. Tobias

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided.

	For	Against	Abstain
2. A PROPOSAL TO APPROVE, IN A NONBINDING ADVISORY VOTE, THE CORPORATION’S COMPENSATION OF EXECUTIVES, AS DISCLOSED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING.
	For	Against	Abstain
1 TO RATIFY THE APPOINTMENT OF PLANTE & MORAN, PLLC AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2010.
2 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

The Board of Directors recommends a vote "FOR" the nominees listed above and "FOR" proposals 2 and 3.
Properly executed proxies will be voted as marked and, if not marked, will be voted "FOR" all proposals.
YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postagepaid envelope which is addressed to our tabulation service at:
Registrar and Transfer
Company 10 Commerce Drive
Cranford, New Jersey 07016-
3572

Detach above card, sign, date and mail in postage paid envelope provided.
MACKINAC FINANCIAL
CORPORATION 130 SOUTH CEDAR
STREET MANISTIQUE, MICHIGAN 49854
Please date, sign exactly as your name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly both owners must sign.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL
YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.